A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of MFS Core Equity Fund (File No:333-141146), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of MFS Core Growth Fund (File No:333-141148), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.